SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement                [ ]  Confidential, For Use of the Commission
[ ]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                        HILB, ROGAL AND HAMILTON COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                     [LOGO]






                                                                   April 7, 2003

Dear Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 6, 2003, at 10:00 a.m. at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia. At the meeting, you will be asked to elect five directors, four to the class of directors whose term of office expires in 2006 and one to the class of directors whose term of office expires in 2004. In addition, you will be asked to approve our Amended and Restated Articles of Incorporation and to approve an amendment and restatement of our 2000 Stock Incentive Plan. On the following pages, you will find the formal notice of annual meeting and the proxy statement.

     Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and mail your proxy card or voting instruction promptly in the enclosed postage-paid envelope. Also, registered shareholders may vote by telephone or over the Internet. Instructions for using these convenient services are included on the proxy card. Beneficial owners of shares held in street name should follow the voting instructions provided by their bank or broker.

     We hope you will participate in the annual meeting, either in person or by proxy.

                                         Sincerely,




                                         Andrew L. Rogal
                                         Chairman and Chief Executive Officer

                        HILB, ROGAL AND HAMILTON COMPANY
                        4951 Lake Brook Drive, Suite 500
                           Glen Allen, Virginia 23060



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 2003



     The Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company (the Company) will be held on Tuesday, May 6, 2003, at 10:00 a.m. at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia, for the following purposes:

     1. To elect four directors to the class of directors whose term of office expires in 2006 and to elect one director to the class of directors whose term of office expires in 2004;

     2.   To  approve   the   Company's   Amended  and   Restated   Articles  of
          Incorporation;

     3. To approve an amendment and restatement of the Company's 2000 Stock Incentive Plan; and

     4. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 14, 2003, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting.

                                      By Order of The Board of Directors



                                      Walter L. Smith
                                      Senior Vice President, General Counsel and
                                      Corporate Secretary

April 7, 2003

                                 PROXY STATEMENT

     Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 6, 2003, and any duly reconvened meeting after adjournment thereof (the Meeting). Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Meeting. It is expected that this proxy statement and the enclosed proxy card will be mailed on or about April 7, 2003, to all shareholders entitled to vote at the Meeting.

     Shareholders and participants in plans holding shares of the Company's Common Stock are urged to complete, sign and date the enclosed proxy or voting instruction and return it as promptly as possible in the postage-paid envelope enclosed for that purpose. Registered shareholders can also deliver proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders'
identities, to allow shareholders to give their voting instructions and to confirm that such instructions have been recorded properly. Instructions for voting by telephone or over the Internet are set forth on the enclosed proxy card. If your shares are held in street name with your bank or broker, please vote in the manner provided by the voting instruction enclosed with this Proxy Statement.

     The Company will pay all of the costs associated with this proxy solicitation. In addition, certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares.

     On the record date of March 14, 2003, the date for determining shareholders entitled to notice of, and to vote at, the Meeting, there were 33,855,731 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting. Shares held in street name (Broker Shares) that are not voted on any matter at the Meeting will not be included in determining the number of shares present or represented at the Meeting.

     The management and directors are not aware of any matters to be presented for action at the Meeting other than the matters stated in the notice of the Meeting. If any such matter requiring a vote of the shareholders should properly come before the Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 2003, certain information with respect to (a) the beneficial ownership of the Company's Common Stock by
(i) each director and nominee; (ii) the Chief Executive Officer, Andrew L. Rogal, and each of the Company's four other most highly paid executive officers, Martin L. Vaughan, III, Timothy J. Korman, John P. McGrath and Steven C. Deal (collectively, the Named Executive Officers); and (iii) all directors and executive officers as a group and (b) the amount of Deferred Stock Units held by each such person and group.

                                                            Beneficial Ownership
                                                        --------------------------
                                                          Number of                    Deferred
                                                            Common     Exercisable       Stock
Name                                                    Shares (1)(2)  Options (3)     Units (4)
----                                                    -------------  -----------     ---------
 Theodore L. Chandler, Jr..........................          26,277       70,000         15,175
 Norwood H. Davis, Jr..............................          91,525       66,000          3,808
 Steven C. Deal....................................          41,592       34,125          7,148
 Robert W. Fiondella (5)...........................          10,000       40,000          7,353
 J. S. M. French...................................          68,600       70,000         12,811
 Thomas A. Golub...................................          39,405           --             --
 Robert H. Hilb....................................         179,830       50,000         11,320
 Timothy J. Korman.................................         130,173      110,000             --
 Anthony F. Markel.................................          24,772       50,000          1,434
 John P. McGrath...................................          68,661      108,000             --
 Thomas H. O'Brien ................................          42,103       50,000             --
 Andrew L. Rogal...................................         503,600      252,500             --
 Julious P. Smith, Jr..............................           3,505       20,000          2,998
 Robert S. Ukrop...................................          83,921       30,000         12,093
 Martin L. Vaughan, III............................         302,039       36,000         10,369

 All directors and executive officers as a group
 (27 persons, including those named above).........       1,972,090    1,518,300        131,129

(1) The number of shares of Common Stock shown in the table includes (i) 114,842 shares held for certain executive officers in the Company's Retirement Savings Plan as of March 1, 2003, (ii) 207,575 shares of
     Restricted Stock granted to executive officers under the Company's 1989 Stock Plan and 2000 Stock Incentive Plan, and (iii) 447,861 shares of Common Stock held by immediate family members and controlled entities and in various fiduciary capacities. Such shares may be deemed to be beneficially owned by the rules of the Securities and Exchange Commission, but inclusion of the shares in the table does not constitute admission of beneficial ownership.
(2) On March 1, 2003, the Company had 33,849,203 shares of Common Stock issued and outstanding. Each of the individuals listed in the table is the beneficial owner of less than one percent of the issued and outstanding shares of Common Stock on that date, except for Andrew L. Rogal, who beneficially owned 2.22% of the issued and outstanding shares as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. As a group, the directors and executive officers beneficially owned 9.87% of the issued and outstanding shares of Common Stock on that date.
(3) The amounts reported in this column represent shares which may be acquired through the exercise of stock options within sixty days after March 1, 2003, under the Company's 1989 Stock Plan, 2000 Stock Incentive Plan and Non-Employee Directors Stock Incentive Plan.
(4) The amounts reported in this column are Deferred Stock Units held by a trustee for (i) non-employee directors under the Company's Amended and Restated Outside Directors Deferral Plan (see "Director's Compensation") and (ii) executive officers under the Company's Executive Voluntary Deferral Plan, a deferred compensation plan, as of March 1, 2003. Each Deferred Stock Unit represents a hypothetical share of the Company's Common Stock, fluctuates in value with the market price of such stock and is payable only in shares of Common Stock.
(5) The number of shares listed for Mr. Fiondella does not include 3,895,120 shares of Common Stock owned by The Phoenix Companies, Inc. and Phoenix Life Insurance Company, beneficial ownership of which is disclaimed by him.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person or group known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock of the Company. In preparing the table below, the Company has relied, without further investigation, on information contained in the filings by each reporting person with the Securities and Exchange Commission (the Commission) under the Securities Exchange Act of 1934, as amended.

                                                                                    Number of       Percent of
 Name and Address of Beneficial Owner                                                Shares         Class (1)
 ------------------------------------                                                -------        ---------

 The Phoenix Companies, Inc. (2)............................................         3,895,120        11.5%
 Phoenix Life Insurance Company
 PM Holdings, Inc.
    One American Row
    Hartford, Connecticut 06102

 Westport Asset Management, Inc. (3)........................................         3,309,870         9.8%
 Westport Advisers LLC
    253 Riverside Avenue
    Westport, Connecticut 06880

 Capital Research and Management Company (4)................................         1,835,000         5.4%
 SMALLCAP World Fund, Inc.
    333 South Hope Street
    Los Angeles, California 90071

--------
(1) Based on 33,849,203 shares of Common Stock issued and outstanding on March 1, 2003.
(2) The Phoenix Companies, Inc., Phoenix Life Insurance Company and PM Holdings, Inc. filed a Schedule 13D/A with the Commission on December 3, 2002. In the Schedule 13D/A, such parties reported that The Phoenix Companies, Inc. had sole voting and dispositive power as to 3,622,500 shares of Common Stock, that The Phoenix Companies, Inc. and Phoenix Life Insurance Company had shared voting and dispositive power as to 266,770 shares of Common Stock and that all three parties (and PHL Variable Insurance Company) had shared voting and dispositive power as to 5,850 shares of Common Stock. All such voting power is subject to the terms of an Amended and Restated Voting and Standstill Agreement, effective as of November 13, 2002, between all three parties and the Company. In addition, The Phoenix Companies, Inc. has pledged the 3,622,500 shares of Common Stock as to which it has sole voting and dispositive power for delivery to the holders of purchase contracts that it issued on November 13, 2002. Such shares represent the maximum number of shares that it could be required to deliver under such contracts, which are expected to settle on November 13, 2005.
(3) Westport Asset Management, Inc. filed a Schedule 13G/A with the Commission on February 14, 2003, reporting that as of December 31, 2002, it had sole and shared dispositive power as to 3,309,870 shares of Common Stock. The
     Schedule 13G/A states that Westport Asset Management, Inc., an investment advisor, owns 50% of Westport Advisors LLC, which is an investment advisor for a series of public mutual funds.
(4) Capital Research and Management Company and SMALLCAP World Fund, Inc. filed a joint Schedule 13G/A with the Commission on February 13, 2003, reporting that as of December 31, 2002, Capital Research and Management Company had sole dispositive power as to 1,835,000 shares of Common Stock and SMALLCAP World Fund, Inc. had sole voting power as to 1,705,000 shares of Common Stock. Capital Research and Management Company is an investment adviser to various investment companies, including SMALLCAP World Fund, Inc.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     Four directors are to be elected at the Meeting to serve for terms of three years expiring on the date of the Annual Meeting in 2006 and until their successors are elected, and one director is to be elected at the Meeting to serve for a term of one year expiring on the date of the Annual Meeting in 2004 and until his successor is elected. Thomas A. Golub was appointed to the Board of Directors in July 2002 and is standing for election for the first time. Andrew L. Rogal, the Company's Chairman and Chief Executive Officer, has announced that he will retire from the Company effective as of May 6, 2003 and is not standing for re-election.

     It is intended that votes represented by proxies, unless otherwise specified, will be cast for the election as directors of the nominees listed below, all of whom are now directors of the Company. The election of each nominee for director requires a plurality of the votes cast by shares of Common Stock entitled to vote in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

     If, at the time of the Meeting, any nominee should be unable to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                            BIOGRAPHICAL INFORMATION

     The following information is furnished with respect to each nominee and each director whose term of office will continue after the Meeting.


Nominees for Terms Expiring in 2006

     Robert W.  Fiondella,  60,  was  Chairman  and a  director  of The  Phoenix
Companies, Inc., a company providing insurance services throughout the Northeast, and Chairman of its affiliate, Phoenix Life Insurance Company, until March 2003. He was also Chief Executive Officer of both companies until December 2002. Mr. Fiondella had served in those positions for The Phoenix Companies, Inc. since 2000 and for Phoenix Life Insurance Company since 1994. He also served as President of Phoenix Life Insurance Company from 1987 until 2000. He has been a director of Phoenix Life Insurance Company since 1987. Mr. Fiondella is also a director of PXRE Group, Ltd. He is a member of the Compensation Committee, Corporate Affairs Committee and Executive Committee. He has been a director of the Company since 1999.

     Robert H. Hilb, 75, has been Chairman Emeritus since 2000. He was Chairman of the Company from 1991 until 1999 and was Chief Executive Officer of the Company from 1991 to 1997. Mr. Hilb is a member of the Compensation Committee, Corporate Affairs Committee and Executive Committee. He has been a director of the Company since 1982.

     Julious P. Smith, Jr., 59, has been Chairman and Chief Executive Officer and a member of the law firm of Williams Mullen since 1999. Prior to that time, he was previously President and Chief Executive Officer and a member of that law firm, positions that he held for more than five years. Williams Mullen has represented the Company as legal counsel since the Company's formation in 1982. Mr. Smith is a director of LandAmerica Financial Group, Inc. He is a member of the Audit Committee and Corporate Governance Committee. He has been a director of the Company since 2001.

     Martin L. Vaughan, III, 56, has been President of the Company since 2000 and has been Chief Operating Officer of the Company since 1999. He was President and Chief Executive Officer of American Phoenix Corporation from 1990 to 1999. He has been a director of the Company since 1999.

Nominee For Term Expiring in 2004

      Thomas A. Golub, 45, has been Executive Vice President since July 2002. He has also been President and Chief Executive Officer of Hobbs Group, LLC, a subsidiary of the Company, since 1994. He has been a director of the Company since 2002.


      The Board of Directors recommends that the shareholders vote FOR the five nominees set forth above.


Incumbent Directors Whose Terms Expire at the 2004 Annual Meeting

     J.S.M. French, 62, has been President of Dunn Investment Company, a construction materials and construction investment company in Birmingham, Alabama, since 1978. He is a director of Regions Financial Corporation, Energen Corporation and Protective Life Corporation. Mr. French is a member of the Audit Committee, Corporate Governance Committee and Corporate Affairs Committee. He has been a director of the Company since 1984.

     Anthony F. Markel, 61, has been President and Chief Operating Officer of Markel Corporation, an insurance company headquartered in Richmond, Virginia and comprised of five operating units underwriting specialty insurance products and programs to a variety of niche markets, since 1992. He is a director of Markel Corporation. Mr. Markel is a member of the Audit Committee, Compensation Committee and Executive Committee. He has been a director of the Company since 1998.

     Robert S. Ukrop, 56, has been President and Chief Executive Officer of Ukrop's Super Markets, Inc., a company owning 27 retail food stores and three food manufacturing facilities in central Virginia, since 1994. He is a first cousin of Timothy J. Korman, Executive Vice President, Finance and Administration, of the Company. Mr. Ukrop is Chairman of the Corporate Affairs Committee and a member of the Corporate Governance Committee. He has been a director of the Company since 1989.


Incumbent Directors Whose Terms Expire at the 2005 Annual Meeting

     Theodore L. Chandler, Jr., 50, has been Chief Operating Officer of LandAmerica Financial Group, Inc., a company providing title insurance and real estate transaction services through its underwriting and other subsidiaries, since July 2002. He was Senior Executive Vice President of LandAmerica Financial Group, Inc. from 2000 to July 2002. He had been a principal in the law firm of Williams Mullen in Richmond, Virginia from 1982 to 2000. Williams Mullen has represented the Company as legal counsel since the Company's formation in 1982. Mr. Chandler is a director of LandAmerica Financial Group, Inc. and Mutual Assurance Society of Virginia. Mr. Chandler is Chairman of the Audit Committee and a member of the Corporate Affairs Committee and Corporate Governance Committee. He has been a director of the Company since 1986.

     Norwood H. Davis, Jr., 63, was Chairman Emeritus of the Board of Trigon Healthcare, Inc., a company providing health care coverage and specialty health services in Virginia, from 2001 to July 2002. He had been Chairman of that company from 1981 to 2001, and Chief Executive Officer from 1981 to 1999. Mr. Davis is Chairman of the Corporate Governance Committee and a member of the Compensation Committee and Executive Committee. He has been a director of the Company since 1994.

     Timothy J. Korman, 50, has been Executive Vice President, Finance and Administration, of the Company since 1997. He is a first cousin of Robert S. Ukrop, a director. He has been a director of the Company since 1999.

     Thomas H. O'Brien, 66, was the Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc., a multi-bank holding company engaged in financial services activities in Pittsburgh, Pennsylvania, from 1985 to 2001. He was Chairman of PNC Bank, N.A., a national banking institution in Pittsburgh, Pennsylvania, from 1993 to 2001. He is a director of Verizon Communications, BlackRock, Inc., Viasystems, Inc., USAirways Group, Inc. and The PNC Financial Services Group, Inc. Mr. O'Brien is Chairman of the Compensation Committee and a member of the Corporate Governance Committee and Executive Committee. He has been a director of the Company since 1982.


                   CERTAIN NOMINATION AND VOTING ARRANGEMENTS

     On May 3, 1999, the Company acquired from PM Holdings, Inc. (Holdings), a subsidiary of Phoenix Life Insurance Company (Phoenix Life), and Martin L. Vaughan, III all of the issued and outstanding shares of the capital stock of American Phoenix Corporation (APC), resulting in APC becoming a wholly owned subsidiary of the Company. In connection with the acquisition, the Company, Holdings and Holdings' parent, Phoenix Life, entered into a Voting and Standstill Agreement (the Voting Agreement). The Voting Agreement provided for, among other things, the nomination and recommendation for election of Robert W. Fiondella and a person designated by Holdings to serve on the Board of Directors of the Company. David V. Searfoss was the designee of Holdings. The Voting Agreement was amended and restated effective as of November 13, 2002. As amended and restated, the Voting Agreement eliminated the requirement that the Company nominate and recommend for election Mr. Fiondella and the Holdings designee and further required the Holdings designee to resign from the Board of Directors on or before December 31, 2002. Mr. Searfoss resigned from the Board of Directors on December 31, 2002.

     Pursuant to the Voting Agreement, as amended and restated, The Phoenix Companies, Inc. and Phoenix Life and Holdings have agreed to vote the shares of Common Stock owned by them or their affiliates in accordance with the recommendation of the Board of Directors on matters relating to (i) the election of directors nominated by the Board of Directors or a nominating committee thereof, (ii) certain tender or exchange offers, election contests and other attempts to acquire control of the Company or the Board of Directors and (iii) until May 3, 2004, business combination and similar transactions for which shareholder approval is sought. Unless terminated earlier by written agreement of the parties, the Voting Agreement will remain in effect until May 3, 2009.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The  standing  committees  of the  Board  of  Directors  are the  Executive
Committee,  the Audit  Committee,  the  Compensation  Committee,  the  Corporate
Affairs Committee and the Corporate Governance Committee. The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors in order for the Executive Committee to act between meetings of the Board. As more fully discussed below under "Compensation Committee Report on Executive Compensation," the Compensation Committee establishes the compensation of all executive officers of the Company and administers the Company's stock incentive plans, the Outside Directors Deferral Plan, the Executive Voluntary Deferral Plan and the Supplemental Executive Retirement Plan. The Corporate Affairs Committee is responsible for monitoring the Company's external relations in its communities. The Corporate Governance Committee is responsible for recommending to the Board of Directors persons to be nominated for election as directors of the Company and other matters related to corporate governance and procedures.

     The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent auditors and internal auditors, the review of internal accounting controls and the recommendation of the independent auditors to be designated for the ensuing year. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is on file with the Commission as an exhibit to the Company's proxy statement for the 2001 Annual Meeting of Shareholders. The Audit Committee is composed of four members, each of whom is independent as that term is defined in the listing standards of the New York Stock Exchange.

     In 2002, there were seven meetings of the Board of Directors, six meetings of the Audit Committee, four meetings of the Compensation Committee, four meetings of the Corporate Governance Committee and one meeting of the Corporate Affairs Committee. The Executive Committee did not meet in 2002. Each member of the Board of Directors, except for Messrs. Fiondella and Markel, attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he served.

                             DIRECTORS' COMPENSATION

     Each director who was not an employee of the Company received an annual retainer of $20,000, a fee of $2,000 for each Board meeting attended and a fee of $1,000 for each committee meeting attended. Additionally, the chair of every committee receives an annual retainer of $2,000. Under the Non-Employee Directors Stock Incentive Plan, a director may elect to receive his retainers and fees in shares of Common Stock. If a director elects to receive 100% of his total compensation in Common Stock, he will be entitled to receive additional compensation in shares of Common Stock equal to 30% of his total compensation. Directors who are also employees of the Company receive no compensation for their services as directors.

     The Company has an Amended and Restated Outside Directors Deferral Plan (the Amended and Restated Plan) which permits a non-employee director to defer all or a portion of his compensation. Under the Amended and Restated Plan, directors of the Company who are not employees of the Company may elect to defer all or part of their annual retainer fees and meeting fees in Deferred Stock Units that represent a hypothetical share of the Company's Common Stock. Retainer fees are credited to a director's account quarterly and meeting fees are credited on the date such retainer fees are earned at the closing price of the Common Stock on the applicable date. A participant's Deferred Stock Unit Account is increased by phantom dividends equal to the dividends paid by the Company on the Common Stock. Those directors who elect to defer 100% of their total compensation into Deferred Stock Units for a given year are entitled to receive additional compensation in the form of Deferred Stock Units equal to 30% of their total compensation. Any amounts deferred under the former Outside Directors Deferral Plan and held in a Deferred Cash Account in the Amended and Restated Plan are credited with interest annually at the rate of return set forth in the Amended and Restated Plan, which is currently 9%, and are paid out in cash. Deferred Stock Units credited to a director's account under the Amended and Restated Plan are paid out in shares of Common Stock on the basis of one share of Common Stock for each Deferred Stock Unit in the director's account. Payment of amounts accrued to a director are made either in installments or in a lump sum pursuant to the director's irrevocable election or otherwise in accordance with the terms of the Amended and Restated Plan.

     Prior to 2002, each non-employee director received, under the Non-Employee Directors Stock Incentive Plan, a grant of an option to purchase 10,000 shares of the Common Stock on the first business day following each Annual Meeting of Shareholders. Grants in 2002 were made under the 2000 Stock Incentive Plan. On May 8, 2002, each non-employee director received an option to purchase 10,000 shares of the Common Stock of the Company. The exercise price of all options granted to each non-employee director is the fair market value of the Common Stock on the date of grant. All of the options granted in 2002 became exercisable six months after the date of grant and expire seven years from the date of grant.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock with the Commission. Such persons are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that applicable Section 16(a) filing requirements were satisfied for transactions that occurred in 2002, except that J.S.M. French filed one late Form 4 reporting the sale of 1,000 shares of Common Stock in July 2002 and Andrew L. Rogal filed one late Form 4 reporting the contribution to a trust of which Mr. Rogal is a trustee of 287,362 shares of Common Stock in August 2000.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to the Company's Chief Executive Officer, Andrew L. Rogal, and the other Named Executive Officers. The following report of the Compensation
Committee of the Board of Directors addresses the Company's compensation policies in effect during 2002.


Role of Compensation Committee

     Decisions on compensation of certain executive officers of the Company are made by the Compensation Committee of the Board of Directors. The Compensation Committee has authority from the Board of Directors to review and determine the salaries of all of the Company's executive officers with the title of Vice President and above. In addition to determining salaries, the Compensation Committee reviews and approves management incentive programs and other benefits for executive officers. The Compensation Committee also administers the Company's stock incentive plans. Finally, the Committee recommends to the Board of Directors such other forms of remuneration as the Committee deems appropriate. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reported to the full Board of Directors.


Executive Compensation Policies

      The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievement and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility, annual bonuses payable in cash on the basis of Company financial success, individual merit and achievement in obtaining annual performance goals and long-term stock-based incentive opportunities which strengthen the mutuality of interests between senior management and the Company's shareholders.

      To further this mutuality of interests, the Insider Stock Ownership Plan was adopted in 1998 to align the interests of senior management with the shareholders by requiring senior management to attain certain stock ownership levels and therefore maintain a vested interest in the equity performance of the Company. Over a five year period, measured from the later of adoption of the plan or admittance into the executive group, the executives covered by such plan are expected to reach a prescribed ownership level, which is expressed as a multiple of the executive's base salary and which ranges from five times base salary to one times base salary depending on the executive's position. By December 31, 2002, all Named Executive Officers had achieved their prorated goals for the five year implementation period.

      In furtherance of its responsibility to determine executive compensation, the Compensation Committee annually, or more frequently, reviews the Company's executive compensation program. The Compensation Committee evaluates the salaries and compensation structures of executive officers of peer companies in the industry and other financial services public companies in order to establish general parameters within which it may fix competitive compensation for its executive officers. The peer group used for compensation analysis for 2002 is the same as the peer group reflected in the performance graph included in this proxy statement. The Committee believes that the Company's compensation of its executive officers is comparable to its peer companies and provides proper incentives to the executive officer group.

      The Compensation Committee then determines the appropriate salary and management incentive opportunity for each executive officer using a number of factors, including the executive officer's individual duties and responsibilities in the Company, tenure, his or her relative importance to the overall success of the Company's short and long-term goals and attainment of individual performance goals, if appropriate. It is the philosophy of the Compensation Committee that incentive compensation should be a very substantial component of total compensation in order to implement the Company's aggressive pay-for-performance policy.

2002 Base Salaries and Annual Incentives

      On December 1, 2001, the Company entered into an employment agreement with Andrew L. Rogal to serve as Chief Executive Officer of the Company. Pursuant to the terms of the employment agreement, Mr. Rogal's annual base salary was fixed at $490,000, subject to an annual review by the Committee to consider appropriate increases. In March 2002, Mr. Rogal's base annual salary was increased to $513,000. This annual base salary was set based on Mr. Rogal's individual duties and responsibilities, his tenure and a review of salaries paid to the chief executive officers of the Company's peer group companies. In addition, Mr. Rogal is entitled to receive an annual incentive bonus as established and modified from time to time by the Committee. In awarding the annual incentive bonus to Mr. Rogal for 2002, the Committee considered his individual merit and achievement in attaining annual performance goals, the Company's financial success and Mr. Rogal's leadership in strategically focusing the Company. Mr. Rogal is also eligible to receive stock option awards and other long-term equity incentives, as determined by the Committee. In 2002, Mr. Rogal was awarded 10,000 shares of Restricted Stock and a Nonqualified Stock Option for 50,000 shares of Common Stock.

      The Company's other executive officers are also eligible for an annual management incentive award in the form of a cash bonus. On February 11, 2002, the Committee approved the 2002 Corporate Incentive Plan for certain key executives of the Company. The purpose of the program is to more closely align the interests of the senior executives with the shareholders and further strengthen the Company's pay-for-performance policy by providing a pool based on increased operating earnings per share. Under the Plan, those individuals responsible for overseeing and implementing the strategic initiatives of the Company and for the overall earnings per share of the Company are eligible to participate in the executive bonus pool. The available dollar pool is based on improved operating earnings per share. On February 10, 2003, using the aforementioned factors, the Committee awarded Mr. Rogal an incentive bonus of $800,000 out of the pool for his 2002 performance.


Tax Considerations

      The Omnibus Budget Reconciliation Act of 1993 established certain criteria for the tax deductibility of compensation in excess of $1.0 million paid to the Company's executive officers. The Company believes it is not in danger of losing deductions under the law. The Committee will carefully consider any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.

      The tables which follow this report, and accompanying narrative and footnotes, reflect the decisions covered by the above discussion.


                                                 COMPENSATION COMMITTEE
                                                    Thomas H. O'Brien, Chairman
                                                    Norwood H. Davis, Jr.
                                                    Robert W. Fiondella
                                                    Robert H. Hilb
                                                    Anthony F. Markel




Compensation Committee Interlocks and Insider Participation

     Robert H. Hilb, a member of the Company's Compensation Committee, is the former Chairman and Chief Executive Officer of the Company and currently holds the position of Chairman Emeritus.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table sets forth the annual and long-term compensation paid by the Company to each of the Named Executive Officers for the fiscal years ended December 31, 2002, 2001 and 2000.

                                                                                Long-Term
                                                                               Compensation
                                         Annual Compensation                      Awards
                                  ------------------------------------    ----------------------
                                                            Other Annual  Restricted   Securities   All Other
                                                    Bonus   Compensation     Stock     Underlying  Compensation
Name and Principal Position       Year  Salary($)  ($)(1)      ($)(2)    Awards ($)(3) Options (#)   ($)(4)
---------------------------      ------ ---------  -------     ------    ------------- ----------- ------------
Andrew L. Rogal................   2002   $501,728  $800,000       --        $374,500       50,000     $42,018
   Chairman and Chief             2001    490,008   488,800       --         150,040       32,000     140,558
   Executive Officer              2000    460,832   362,300       --         369,720       32,000     137,405

Martin L. Vaughan, III.........   2002    407,266   650,000       --         224,700       24,000      13,726
   President and Chief            2001    385,008   361,300       --         112,530       24,000      62,705
   Operating Officer              2000    366,676   264,100       --         258,804       24,000      17,778

Timothy J. Korman..............   2002    298,345   500,000       --         149,800       16,000      30,937
   Executive Vice President,      2001    286,008   286,000       --          75,020       16,000      56,810
   Finance and Administration     2000    269,180   210,200       --         244,584       16,000      54,667

John P. McGrath................   2002    348,889   425,000       --         149,800       16,000      12,353
   Senior Vice President-         2001    331,992   236,400       --          75,020       16,000      37,676
   Business and Product           2000    317,660   210,200       --         244,584       16,000      36,826
   Development

Steven C. Deal.................   2002    265,660   425,000       --         131,075       14,500       8,570
   Vice President,                2001    238,827   130,500       --          60,016       13,000      55,613
   Mid-Atlantic Regional          2000    225,445    78,900       --          73,944        8,000      31,958
   Director

---------

(1) Bonuses reported in the table reflect the amount earned by the Named Executive Officer for each year shown. Payment of such bonuses occurred in the year following the year in which such bonuses were earned.
(2) The dollar value of perquisites and other personal benefits received by each of the Named Executive Officers did not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus reported for any named individual.
(3) The 2002 amounts in this column are the dollar values, based on the $37.45 closing price of a share of Common Stock on February 11, 2002, as reported on the New York Stock Exchange, of the following number of shares of Restricted Stock awarded on such date to the Named Executive Officers: Mr. Rogal, 10,000 shares; Mr. Vaughan, 6,000 shares; Mr. Korman, 4,000 shares; Mr. McGrath, 4,000 shares; and Mr. Deal, 3,500 shares. The Restricted Stock vests 25% per year on each of four successive anniversary dates commencing two years after the date of the award, provided the Named Executive Officer is employed full time by the Company on the applicable vesting date, and provided further that, with respect to the 2002 grants, the Company's operating earnings must have increased by at least ten percent on a year over year basis in at least one of the two calendar years preceding each vesting date. As provided in a retirement agreement between Mr. Rogal and the Company, all awards of Restricted Stock to him shall vest in full effective at the conclusion of the Meeting (see "Employment Agreements"). The aggregate number of shares of Restricted Stock held by each of the Named Executive Officers on December 31, 2002, and the dollar value of such shares on such date based on the $40.90 closing price of a share of Common Stock on December 31, 2002, as reported on the New York Stock Exchange, were as follows: Mr. Rogal, 37,500 shares, $1,533,750; Mr. Vaughan, 25,650 shares, $1,049,085; Mr. Korman, 20,900 shares, $854,810; Mr. McGrath,
     20,900 shares, $854,810; and Mr. Deal, 10,600 shares,  $433,540.  Dividends will be paid on the shares of Restricted Stock awarded to the Named Executive Officers.

(4) The amount shown for each Named Executive Officer for 2002 includes (a) the Company's profit sharing and 401(k) matching contributions as follows: Mr. Rogal, $6,000; Mr. Vaughan, $6,000; Mr. Korman, $6,000; Mr. McGrath, $6,000
     and Mr. Deal, $6,000; and (b) the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Rogal, $36,018 ($10,183 contribution and $25,835 interest accrual); Mr. Vaughan, $7,726 ($6,000 contribution  and $1,726  interest  accrual);  Mr. Korman,  $24,937 ($5,953 contribution and $18,984 interest accrual); Mr. McGrath, $6,353 ($4,410 contribution and $1,943 interest accrual); and Mr. Deal, $2,570 ($2,095 contribution and $475 interest accrual). Amounts for 2001 and 2000 include the Company's profit sharing and 401(k) matching contributions and the Company's expense to the Supplemental Retirement Plan and, in addition, the amount of premiums paid on term and split-dollar life insurance, which the Company did not pay in 2002.


                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended December 31, 2002. No stock appreciation rights (SARs) were granted during fiscal year 2002 and there are no outstanding SARs.


                                                             Individual Grants
                                          ------------------------------------------------------
                                                         % of Total
                                           Number of       Options
                                          Securities     Granted to      Exercise
                                          Underlying      Employees       or Base                    Grant Date
                                            Options       in Fiscal        Price       Expiration      Present
 Name                                     Granted (1)      Year         ($/Sh) (2)      Date (3)    Value ($)(4)
 ----                                     -----------      ----         ----------      --------    ------------
 Andrew L. Rogal.....................       50,000          3.97            $37.45      02/11/09        $618,500
 Martin L. Vaughan, III..............       24,000          1.90             37.45      02/11/09         296,880
 Timothy J. Korman...................       16,000          1.27             37.45      02/11/09         197,920
 John P. McGrath.....................       16,000          1.27             37.45      02/11/09         197,920
 Steven C. Deal......................       14,500          1.15             37.45      02/11/09         179,365

---------
(1) The options granted to the Named Executive Officers contain a provision whereby the right to exercise such options vests at a rate of 25% of the aggregate number of shares of Common Stock of the Company covered by such options on each of the first four successive anniversary dates of the date of grant. As provided in a retirement agreement between Mr. Rogal and the Company, all of his outstanding stock options shall become immediately exercisable effective at the conclusion of the Meeting (see "Employment Agreements").
(2) The exercise price for the options listed in the table was the fair market value on the date of grant. The exercise price may be paid in cash, in shares of Common Stock of the Company valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all required withholding and other deductions.
(3) The options listed in the table expire seven years from the date of grant. An earlier expiration date may apply in the event of the optionee's termination of employment, retirement, death or disability.
(4) The Black-Scholes option pricing model was used to determine the "Grant Date Present Value" of the options listed in the table. The model assumed a volatility measure of .242, a risk free interest rate of 4.70% and a dividend yield of 0.93%. The model also assumed an exercise date seven years after its grant. Because the magnitude of any non-transferability discount is extremely difficult to determine, none was applied in determining the value of the reported options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee will realize will depend on the excess of market value of a share of the Company's Common Stock over the exercise price on the date the option is exercised.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table provides information concerning the exercise of options during 2002 and the value of the outstanding options for the Named Executive Officers on December 31, 2002.

                                                                   Number of Securities
                                                                  Underlying Unexercised     Value of Unexercised In-
                                                                  Options at Fiscal Year       the-Money Options at
                                 Shares              Value                End (#)             Fiscal Year End ($) (2)
                                Acquired            Realized    --------------------------   -------------------------
Name                          on Exercise           ($) (1)     Exercisable/Unexercisable)   Exercisable/Unexercisable
----                          -------------         --------    --------------------------   -------------------------

 Andrew L. Rogal (3)......       40,000           $1,193,200         224,000 / 90,000         $7,160,916 / 1,130,876
 Martin L. Vaughan, III...         N/A                N/A             18,000 / 54,000            453,042 /   801,582
 Timothy J. Korman........       20,000              590,000          98,000 / 36,000          3,109,484 /   534,388
 John P. McGrath..........       24,000              883,400          96,000 / 36,000          3,045,372 /   534,388
 Steven C. Deal...........       28,000              929,500          25,250 / 28,250            755,703 /   372,663

---------
(1) The value realized represents the difference between the exercise price of the option and the fair market value of the Company's stock on the date of exercise.
(2) The value of in-the-money options at fiscal year end was calculated by determining the difference between the closing price of $40.90 per share of the Company's Common Stock on the New York Stock Exchange on December 31, 2002, the last trading day of the fiscal year, and the exercise price of the options.
(3) As provided in a retirement agreement between Mr. Rogal and the Company, all of his outstanding stock options shall become immediately exercisable effective at the conclusion of the Meeting (see "Employment Agreements").


                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2002, with respect to compensation plans under which shares of the Company's Common Stock are authorized for issuance.

                                                                                             Number of Securities
                                     Number of Securities to        Weighted Average         Remaining Available
                                     Be Issued upon Exercise       Exercise Price of         for Future Issuance
                                     of Outstanding Options,     Outstanding Options,            Under Equity
Plan Category                          Warrants and Rights        Warrants and Rights       Compensation Plans (1)
-------------                          -------------------        -------------------       ----------------------

Equity Compensation Plans Approved
   by Shareholders
     1989 Stock Plan (2)                     1,339,451                   $9.39                             0
     Non-Employee Directors Stock
       Incentive Plan                          330,000                   14.17                        16,105
     2000 Stock Incentive Plan (3)           1,694,700                   35.48                       774,382

Equity Compensation Plans Not
   Approved by Shareholders (4)                --                          --                             --

Total                                        3,364,151                  $23.00                       790,487

---------
(1) Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2) Amounts exclude prior awards of 133,550 shares of restricted Common Stock. No shares are available for any future awards or grants under the 1989 Stock Plan.
(3) The 2000 Stock Incentive Plan replaced the 1989 Stock Plan and permits grants of stock options and awards of Common Stock and/or restricted stock. Amounts exclude prior awards of 118,675 shares of restricted Common Stock. Amounts, however, include shares tendered or withheld in payment of all or part of the exercise price of a stock option granted under the 1989 Stock Plan or 2000 Stock Incentive Plan or in satisfaction of withholding tax obligations, any shares forfeited or canceled in accordance with the terms of a grant or award under the 1989

     Stock Plan or 2000 Stock Incentive Plan and any shares that are not issued under the 2000 Stock Incentive Plan because of a payment of cash in lieu of shares. All of such shares are available for issuance under new grants and awards under the 2000 Stock Incentive Plan.
(4) The Company does not have any equity compensation plans that have not been approved by shareholders.


                           HRH RETIREMENT SAVINGS PLAN

      The Company administers the HRH Retirement Savings Plan (the Retirement Savings Plan) in which the Named Executive Officers are permitted to participate on the same terms as other employees who meet the applicable eligibility criteria. The Retirement Savings Plan's main component is a salary reduction provision under Section 401(k) of the Internal Revenue Code. As of January 1, 2002, the Retirement Savings Plan was amended to allow participants age 50 or over to make additional catch-up contributions to the Retirement Savings Plan over and above the normal annual dollar limit for salary reduction contributions. The maximum catch-up contribution for each eligible participant for 2003 is $2,000. The Retirement Savings Plan also provides for a matching contribution equal to 100% of the first 3% of a participant's salary reduction. The profit sharing component of the Retirement Savings Plan is discretionary and is not expected to be used except in exceptional circumstances. The Company matching contribution for 2002 for Named Executive Officers was $30,000, and for all executive officers as a group was $91,788, under the salary reduction provision of the Retirement Savings Plan.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Named Executive Officers participate in the Company's Supplemental Executive Retirement Plan (the SERP), which as of January 1, 1998, was amended and restated to convert the plan from a defined benefit arrangement to a cash balance arrangement, to provide a contribution to participants equal to the Company's profit sharing and matching contributions applied to the participant's base salary in excess of the Internal Revenue Service (the IRS) maximum allowable salary for qualified plans, which was $200,000 for 2002. The SERP was further amended to allow all current and future employees earning in excess of the IRS maximum allowable salary for qualified plans to become participants in the plan, to grandfather the current participants and provide these individuals with a contribution each year equal to the greater of a fixed 2% contribution of their base salary or the calculation for regular participants, to convert the vested benefit accrued for current participants to a cash balance as of December 31, 1997, and to add a provision wherein terminated or retired participants who are employed by a competing entity of the Company will forfeit their remaining account balance.

     Contributions to the SERP for 2002 for each of the Named Executive Officers were as follows: Mr. Rogal, $10,183; Mr. Vaughan, $6,000; Mr. Korman, $5,953; Mr. McGrath, $4,410; and Mr. Deal, $2,095. For all executive officers as a group, the 2002 contribution to the SERP was $47,145. Additionally, interest accruals on their balances for 2002 were as follows: Mr. Rogal, $25,835; Mr. Vaughan, $1,726; Mr. Korman, $18,984; Mr. McGrath, $1,943; and Mr. Deal, $475.
For all executive officers as a group, interest accruals on their balances for 2002 equaled $277,866.


                              EMPLOYMENT AGREEMENTS

      Mr. Rogal entered into an employment agreement with the Company, effective December 1, 2001, to serve as Chairman and Chief Executive Officer of the Company until May 31, 2006. The employment agreement with Mr. Rogal was amended by a retirement agreement between Mr. Rogal and the Company, effective March 25, 2003, that provides for the retirement of Mr. Rogal as Chairman and Chief Executive Officer of the Company effective at the conclusion of the Meeting. Pursuant to the terms of the retirement agreement, Mr. Rogal shall be entitled to receive his current annual salary of $513,000 and an annual incentive bonus of $800,000 until May 31, 2006; all outstanding stock options shall become immediately exercisable and awards of restricted stock shall vest in full as of his retirement date; all accrued benefits in the Company's Supplemental Executive Retirement Plan shall be fully vested as of his retirement date; and the Company shall be required to transfer its interest in certain split dollar agreements

(including the Company's interest in the underlying insurance policies) to Mr. Rogal. All other benefits earned by or due to Mr. Rogal through the date of his retirement under the Company's benefit plans shall be paid in accordance with the terms of the respective plans.

     Mr. Vaughan entered into an employment agreement with the Company, effective December 1, 2001, to serve as President and Chief Operating Officer of the Company. Mr. Vaughan's term of employment under the agreement terminates initially on May 31, 2005. Commencing on May 31, 2004 and on each annual anniversary of that date, the term of employment will be automatically extended to set the term for a two year period, unless notice that the term of employment will not be extended is given by either party to the other at least 60 days prior to May 31, 2004 or an anniversary date. The agreement provides for an annual review of his salary by the Compensation Committee of the Board of Directors of the Company to consider appropriate increases, but in no event shall his base annual salary of $385,000 be reduced. Mr. Vaughan is also eligible for an annual incentive bonus and stock options as may be determined by the Compensation Committee. The agreement may be terminated by the Company with or without "proper cause" or by Mr. Vaughan for "good reason," in each case as defined in the agreement; however, should the agreement be terminated without proper cause or for good reason, Mr. Vaughan would be entitled to receive salary, annual incentive bonus and benefits until the expiration of the term of employment or for one year, whichever is greater, all stock options and awards of restricted stock would immediately vest in full, all benefits in the Company's Supplemental Executive Retirement Plan would immediately vest in full and the Company would be required to transfer its interest in split dollar agreements to Mr. Vaughan. The annual incentive bonus would be equal to the greater of the highest annual incentive bonus payment previously received by Mr. Vaughan for the last four fiscal years prior to the date of termination or 50% of his annual base salary.

     Mr. Korman entered into an employment agreement with the Company, effective December 1, 2001, to serve as Executive Vice President, Finance and Administration of the Company. Mr. Korman's agreement has an initial term of two years terminating on November 30, 2003. Commencing on December 1, 2002 and on each annual anniversary of that date, the term of employment will be automatically extended to set the term for a two year period, unless notice that the term of employment will not be extended is given by either party to the other at least 60 days prior to December 1, 2002 or an anniversary date. The agreement provides for an annual review of his salary by the Compensation Committee of the Board of Directors of the Company to consider appropriate increases, but in no event shall his base annual salary of $286,000 be reduced. Mr. Korman is also eligible for an annual incentive bonus and stock options as may be determined by the Compensation Committee. The agreement may be terminated by the Company with or without "proper cause" or by Mr. Korman for "good reason," in each case as defined in the agreement; however, should the agreement be terminated without proper cause or for good reason, Mr. Korman would be entitled to receive salary, annual incentive bonus and benefits until the expiration of the term of employment. The annual incentive bonus would be equal to the greater of the highest annual incentive bonus payment previously received by Mr. Korman for the last two fiscal years prior to the date of termination or 50% of his annual base salary.

     Mr. McGrath entered into an employment agreement with the Company, effective December 1, 2001, to serve as Senior Vice President - Business and Product Development of the Company. Mr. McGrath's agreement has an initial term of two years terminating on November 30, 2003. Commencing on December 1, 2002 and on each annual anniversary of that date, the term of employment will be automatically extended to set the term for a two year period, unless notice that the term of employment will not be extended is given by either party to the other at least 60 days prior to December 1, 2002 or an anniversary date. The agreement provides for an annual review of his salary by the Compensation Committee of the Board of Directors of the Company to consider appropriate increases, but in no event shall his base annual salary of $306,000 be reduced. Mr. McGrath is also eligible for an annual incentive bonus and stock options as may be determined by the Compensation Committee. The agreement may be terminated by the Company with or without "proper cause" or by Mr. McGrath for "good reason," in each case as defined in the agreement; however, should the agreement be terminated without proper cause or for good reason, Mr. McGrath would be entitled to receive salary, annual incentive bonus and benefits until the expiration of the term of employment. The annual incentive bonus would be equal to the greater of the highest annual incentive bonus payment previously received by Mr. McGrath for the last two fiscal years prior to the date of termination or 50% of his annual base salary.

     Mr. Deal entered into an employment agreement with Hilb, Rogal and Hamilton Company of Richmond (now known as Hilb, Rogal and Hamilton Company of Virginia) (HRH Virginia), a wholly owned subsidiary of the

Company, effective January 1, 1990, to serve as President of HRH Richmond. Mr. Deal's agreement, which remains in effect today, has an initial term of three years terminating on January 1, 1992; provided that, commencing on January 1, 1992 and on each annual anniversary of that date, the term of employment will be automatically extended for an additional one year period, unless notice that the term of employment will not be extended is given by either party to the other at least ninety days prior to January 1, 1992 or an anniversary date. The agreement provides for an annual review of his salary to consider appropriate changes. Mr. Deal is also eligible for annual bonuses. The agreement may be terminated by the Company or Mr. Deal with or without cause.

     All of the foregoing employment agreements contain restrictive covenants relating to the protection of confidential information and clients of the Company.


                     CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     To ensure continuity and the continued dedication of key executives during any period of uncertainty caused by the threat or occurrence of a takeover, the Company has entered into change of control employment agreements with its executive officers, including each of the Named Executive Officers named in the Summary Compensation Table.

     In the event there is a change of control of the Company, the executive will be employed for a period of three years after the change of control. If the employment of the executive terminates at any time during the three year period following a change of control for any reason other than death, cause or the executive's election, the executive will receive an agreed upon amount of severance pay equal to two to three times such executive's highest applicable annual salary and bonus. Additionally, the executive would be eligible to receive benefits substantially equivalent to those which would have been received under the Company's qualified and non-qualified plans. The change of control employment agreements provide that any excise taxes shall be paid by the Company, as well as any legal expenses of the executive. If an executive elects to terminate his employment in the first year after the change of control, but without any deemed breach by the Company or its successor, the executive shall be entitled to severance pay equal to one-half to one times the executive's highest applicable annual salary and bonus.

     Mr. Rogal, Mr. Vaughan and Mr. Korman each have a change of control employment agreement which provides for a multiplier of three for determining the amount of severance pay (except for death or cause) and a multiplier of one for determining the amount of severance pay in the event of a voluntary termination in the first year after the change of control. The same provisions in the change of control agreements for the other Named Executive Officers use multipliers of two and one-half for determining the amount of severance pay.

                                PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock, assuming reinvestment of dividends, with the cumulative total return on the published Standard & Poor's 500 Index and the cumulative total return on the Company-constructed composite industry index, consisting of the Company, Aon Corporation, Arthur J. Gallagher & Co., Brown & Brown, Inc., Marsh & McLennan Cos., Inc. and Willis Group Holdings Limited, over the five year period ended December 31, 2002. The Company selected the businesses in the composite industry index in its good faith belief that these other public companies are most similar to the Company's insurance agency business.



                            [STOCK PERFORMANCE GRAPH]

                [COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG HILB, ROGAL AND HAMILTON COMPANY, S&P 500 INDEX
                               & PEER GROUP INDEX

                Hilb, Rogal and Hamilton    S&P 500 Index    Peer Group
        1997     100                        100              100
        1998     106.58                     128.58           110.58
        1999     155.97                     155.63           160.55
        2000     224.42                     141.46           189.44
        2001     320.48                     124.65           187.83
        2002     472.01                      97.10           161.09

     ASSUMES $100 INVESTED ON DECEMBER 31, 1997 IN HILB, ROGAL AND HAMILTON
           COMPANY COMMON STOCK, S&P 500 INDEX AND PEER GROUP INDEX.]




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 3, 1999, the Company issued to Holdings and Phoenix Life $32,000,000 in aggregate principal amount of the Company's 5.25% Convertible Subordinated Debentures Due 2014 (Debentures) in connection with the Company's acquisition of APC from Holdings and Vaughan. Immediately after the Company's acquisition of APC, Holdings distributed all of its consideration received, including the Debentures, to Phoenix Life. Robert W. Fiondella, a director of the Company, is an executive officer of Phoenix Life and its parent, The Phoenix Companies, Inc., and David W. Searfoss, a director of the Company until December 2002, was an executive officer of Phoenix Life and The Phoenix Companies, Inc. until September 2002. Phoenix Life and its affiliates converted the Debentures into shares of Common Stock on November 12, 2002, and all outstanding Debentures have been cancelled.

     Julious P. Smith, Jr., a director of the Company, is the Chairman and Chief Executive Officer of the law firm of Williams Mullen, which serves as outside counsel to the Company.

     Alvin Rogal, who is the father of Andrew L. Rogal, Chairman and Chief Executive Officer of the Company, is an employee of Hilb, Rogal and Hamilton Company of Pittsburgh, LLC, a subsidiary of the Company. During 2002, Mr. Rogal received total compensation of $253,992 from that subsidiary.

     Robert J. Hilb, who is the son of Robert H. Hilb, a director and Chairman Emeritus of the Company, is a party to a severance agreement with the Company, in connection with the termination of his employment in June 2001. Under the terms of the severance agreement, Mr. Hilb received $120,000 in severance pay in 2002. The severance agreement terminates in June 2003.

     In 2001, the Company entered into an aircraft lease agreement with Tiger Air, L.L.C., a Virginia limited liability company, for the lease of a jet aircraft for use by the Company. Norwood H. Davis, Jr., a director of the Company, is a managing director of Tiger Air, L.L.C. The initial term of the lease is three years, subject to automatic renewals for successive one year periods unless terminated by either party on sixty days written notice prior to the expiration of the initial term or any renewal period. The lease provides for monthly payments by the Company of $2,200 per flight hour for use of the aircraft plus any applicable fuel surcharge; however, the minimum monthly lease payment is $27,500 irrespective of use by the Company.

     Robert H. Hilb, a director and Chairman Emeritus of the Company, entered into a consulting agreement with the Company, dated June 1, 1997, to provide consulting services to the Company at the request of the Board of Directors or the Chief Executive Officer of the Company. The consulting agreement, as amended and restated in 2002, provides for the payment to Mr. Hilb of $7,000 per month for his consulting services until May 2003 and $9,000 per month from June 2003 until the expiration of the agreement on May 31, 2006.


                                  PROPOSAL TWO

                        APPROVAL OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

The Proposal

      The Board of Directors has approved unanimously, and recommends that the Company's shareholders approve, the Company's Amended and Restated Articles of Incorporation (the Amended and Restated Articles). The Amended and Restated Articles include the following changes to the Company's original Articles of Incorporation, as amended to date (the Original Articles):

      * an increase in the number of authorized shares of Common Stock that the Company would have the authority to issue from 50 million to 100 million shares; and

      * the addition of a provision that reduces the required shareholder vote on amendments to the Amended and Restated Articles (except in certain instances) from more than two-thirds of all votes entitled to be cast by holders of record of the Company's Common Stock to a majority of the votes entitled to be cast by such shareholders.

      Either of these changes requires shareholder approval and, as a result, the Company is presenting the Amended and Restated Articles, in their entirety, for shareholder approval. The complete text of the Amended and Restated Articles is attached to this Proxy Statement as Exhibit A.

      The Amended and Restated Articles also delete outdated information on the initial directors and registered agent of the Company, which information was required when the Original Articles were initially filed, and modify and update other provisions of the Original Articles in connection with the restatement.

Purposes and Effects of the Proposal

      General. Since it was formed in 1982, the Company has made a series of amendments to the Original Articles, as initially filed. In addition, as described in this section, the Company seeks to make two additional substantive amendments to the Original Articles. As a result, the Company's Board of Directors determined that it was in the Company's best interests to consolidate the existing provisions of the Original Articles, with the substantive and other amendments to them, into one single document to be filed with the Virginia State Corporation Commission. The Company thus will be able to simplify paperwork in situations in which it needs to provide a copy of its corporate charter by combining all past and proposed amendments to the Original Articles in a single document.

      On February 11, 2003, the Board of Directors approved the adoption of the Amended and Restated Articles and directed that they be submitted to a vote of the shareholders at the Meeting. Upon shareholder approval, the Company will file the Amended and Restated Articles with the Virginia State Corporation Commission.

      Increase in Number of Authorized Shares of Common Stock. Of the 50 million currently authorized shares of Common Stock, as of March 1, 2003, 33,849,203 shares were issued and outstanding. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. No holder of Common Stock has any preemptive rights. The Company has no plans for the issuance of any shares of Common Stock at the present time, except in connection with employee benefit plans and acquisitions in the ordinary course of business of independent insurance agencies and other businesses and assets.

      The Board of Directors believes that an increase in the number of shares of authorized Common Stock as contemplated by the Amended and Restated Articles would benefit the Company and its shareholders by giving the Company needed flexibility in its corporate planning and in responding to developments in the Company's business, including possible acquisition transactions, stock splits or stock dividends and other general corporate purposes. Having such authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special shareholders' meeting.

      Unless otherwise required by applicable law or regulation, the shares of Common Stock to be authorized in the Amended and Restated Articles will be issuable without further shareholder action and on such terms and for such consideration as may be determined by the Board of Directors. However, the New York Stock Exchange, on which the Company's Common Stock is listed, currently requires shareholder approval as a prerequisite to listing shares in several instances, including acquisition transactions, where the present or potential issuance of shares could result in an increase of 20 percent or more in the number of shares of Common Stock outstanding.

      The Board of Directors could use the additional shares of Common Stock to discourage an attempt to change control of the Company, even though a change in control might be perceived as desirable by some shareholders, by selling a substantial number of shares of Common Stock to persons who have an arrangement with the Company concerning the voting of such shares, or by distributing Common Stock, or rights to receive such stock, to the shareholders. The Board of Directors, however, has no present intention of issuing any shares of Common Stock or rights to acquire Common Stock for such purposes, and there are no arrangements with any person for the purchase of shares of Common Stock in the event of an attempted change of control.

      Reduction of Vote Required on Amendments to Articles. Under the Virginia Stock Corporation Act (the Virginia Act), certain corporate events must be approved by a vote of more than two-thirds of the votes entitled to be cast by each voting group of shareholders. These events include approval of an amendment to a company's articles of incorporation, a merger or share exchange, a sale of all or substantially all of the company's assets and a dissolution of the company. The Virginia Act permits the articles of incorporation of a company to provide for a greater or lesser vote for approval of such corporate events so long as the vote provided for is not less than a majority of all the votes cast by each voting group of shareholders entitled to vote at a meeting at which a quorum of the voting group is present.

      The Original Articles do not contain any provisions that modify the shareholder approval requirement under the Virginia Act. The Amended and Restated Articles, however, contain a provision that reduces the required shareholder vote on amendments to the Amended and Restated Articles (except in certain instances) from a vote of more than two-thirds of the votes entitled to be cast by each voting group of shareholders to a simple majority of such votes. The Amended and Restated Articles will still require the more than a two-thirds vote required for shareholder approval for any amendment that changes or affects the vote required for shareholder approval of mergers or share exchanges, sales of all of substantially all of the Company's assets and a dissolution of the

Company. Under the Amended and Restated Articles, as the only voting group of shareholders, the holders of Common Stock are entitled to one vote per share on all matters as to which a shareholder vote is taken.

      The reduced shareholder voting requirement on certain amendments to the Amended and Restated Articles will make it easier for the Company to amend them for matters that do not involve a corporate merger, share exchange, sale of assets or dissolution. The Company believes that a simple majority of shares entitled to vote is all that is necessary to effect a change that does not involve such a significant corporate event. Examples include an increase in authorized stock as described above and an addition or modification to a corporate governance or indemnification provision.

Vote Required

      In order for them to be adopted, the Amended and Restated Articles must be approved by the holders of more than two-thirds of all votes entitled to be cast by holders of record of the Company's Common Stock, which is the requirement under the Original Articles. Abstentions and Broker Shares that are not voted on this proposal will not be included in determining the number of votes cast.

      The Board of Directors recommends that the shareholders vote FOR Proposal Two.


                                 PROPOSAL THREE

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
                        HILB, ROGAL AND HAMILTON COMPANY
                            2000 STOCK INCENTIVE PLAN

The Proposal

      The Board of Directors has adopted unanimously, and recommends that the Company's shareholders approve, an amendment and restatement of the Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan (the 2000 Plan). The amendment and restatement includes, among other things, the following changes to the 2000
Plan:

     * an increase in the number of shares of Common Stock currently reserved for issuance under the 2000 Plan from 2,400,000 to 4,400,000 (an increase of 2,000,000 shares);

     * the addition of SARs and phantom stock awards as incentives under the 2000 Plan; and

     * an increase in the maximum number of shares of Common Stock available for awards of Common Stock, restricted stock and now phantom stock from 600,000 to 1,100,000 (an increase of 500,000 shares).

      The Company's experience with stock options and other stock-based incentives has convinced the Board of Directors of their important role in recruiting and retaining officers, directors and employees with ability and initiative and in encouraging such persons to have a greater financial investment in the Company. The Board of Directors approved the amendment and restatement of the 2000 Plan on February 11, 2003. Subject to shareholder approval, the 2000 Plan, as amended and restated, replaces the original version of the 2000 Plan.

      The complete text of the 2000 Plan, as amended and restated, is attached to this Proxy Statement as Exhibit B. The following general description of the principal features of the 2000 Plan is qualified in its entirety by reference to Exhibit B.

General Information

      The 2000 Plan, as originally adopted, authorizes the Compensation Committee of the Board of Directors (the Committee) to award shares of Common Stock, restricted stock and stock options to directors, officers and key employees of the Company and its subsidiaries who are designated by the Committee. The 2000 Plan, as amended and restated, includes SARs and phantom stock awards as additional incentives.

      The 2000 Plan initially authorized the issuance of up to 1,200,000 shares of Common Stock. On December 31, 2001, the Company effected a two-for-one stock split and, as provided therein, the 2000 Plan currently authorizes the issuance of up to 2,400,000 shares of Common Stock. The 2000 Plan, as amended and restated, authorizes the issuance of up to 4,400,000 shares of Common Stock.

      Shares are considered to be issued under the 2000 Plan only when the shares are actually issued to a participant. Additionally, any shares tendered or withheld in payment of all or part of the exercise price of a stock option granted under the 2000 Plan or in satisfaction of withholding tax obligations, any shares forfeited or canceled in accordance with the terms of a grant or award under the 2000 Plan and any shares that are not issued under the 2000 Plan because of a payment of cash in lieu of shares will become available for issuance under new grants and awards under the 2000 Plan. The 2000 Plan, as originally adopted, provides that not more than 600,000 shares (as adjusted to reflect a two-for-one stock split on December 31, 2001) of Common Stock shall be available for awards of Common Stock and/or restricted stock. The 2000 Plan, as amended and restated, provides that not more than 1,100,000 shares of Common Stock shall be available for awards of Common Stock, restricted stock and/or phantom stock.

      The 2000 Plan replaced the Hilb, Rogal and Hamilton Company 1989 Stock Plan (the "1989 Plan"), which terminated as of May 31, 2000. Shares forfeited or not issued due to cancellation, termination or expiration of a grant or award under the 1989 Plan are also available for issuance under the 2000 Plan. Shares tendered or withheld in payment of all or part of a stock option granted, or in satisfaction of withholding tax obligations, under the 1989 Plan are also available for issuance under the 2000 Plan.

      The 2000 Plan provides that if there is a stock split, stock dividend or other event that affects the Company's capitalization, appropriate adjustments will be made in the number of shares that may be issued under the 2000 Plan and in the number of shares and price in all outstanding grants and awards made before such event.

      As of February 28, 2003, the Company has made grants and awards as to 2,327,225 shares of Common Stock reserved for issuance under the 2000 Plan. As a result, 322,206 shares of Common Stock remain available for grants and awards under the 2000 Plan. This amount includes shares that have been forfeited or canceled in accordance with the terms of a grant or award, or not issued because of a payment of cash in lieu of shares, under the 1989 Plan or 2000 Plan and that are thus available for issuance under new grants and awards under the 2000 Plan. On February 28, 2003, the closing price for a share of the Company's Common Stock on the New York Stock Exchange was $29.73.

      The following table sets forth information relating to all grants of stock options under the 2000 Plan to (i) each of the Named Executive Officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group. The table does not include awards of Common Stock and restricted stock.


                                     Number of Securities                               Value of Unexercised
                                          Underlying            Exercise or Base       In-the-Money Options at
                                      Options Granted (1)       Price ($/Share)       February 28, 2003 ($) (2)
                                      -------------------       ---------------     - -------------------------

Andrew L. Rogal                               82,000            $18.755 - 37.45                $351,200

Martin L. Vaughan, III                        72,000             18.755 - 37.45                 263,400

Timothy J. Korman                             48,000             18.755 - 37.45                 175,600

John P. McGrath                               48,000             18.755 - 37.45                 175,600

Steven C. Deal                                42,000             18.755 - 37.45                 142,675

Executive Group                              807,000             18.755 - 45.15               2,292,350

Non-Executive Director Group
                                             100,000                  38.45                           0
Non-Executive Officer Employee
   Group                                   1,248,500             18.755 - 45.15               2,837,550

---------

(1) Stock options were granted at the closing sales price of a share of Common Stock as reported on the New York Stock Exchange at the date of grant.
(2) The value of in-the-money options was calculated by determining the difference between the closing price of a share of Common Stock as reported on the New York Stock Exchange on February 28, 2003 and the exercise price of the options.


      The Company intends to continue to grant options to purchase shares of Common Stock under the 2000 Plan to directors, eligible officers and key employees. The persons eligible to participate in the 2000 Plan include the directors and officers of the Company and its subsidiaries and over 3,000 employees. No determination has been made as to which of the persons eligible to participate in the 2000 Plan will receive awards under the 2000 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.


Grants and Awards under the 2000 Plan

      The principal features of awards under the 2000 Plan are summarized below.

      Stock Options. The 2000 Plan permits the granting of incentive stock options (ISOs), which qualify for special tax treatment, and non-qualified stock options. The exercise price for options will not be less than the fair market value of a share of Common Stock on the date of grant. The period in which an option may be exercised is determined by the Committee on the date of grant, but will not exceed 10 years in the case of an ISO. Payment of the option exercise price may be in cash or, if the grant agreement provides, by "cashless exercise" or surrendering previously owned shares of Common Stock or the Company withholding shares of Common Stock upon exercise to the extent permitted under the applicable laws and regulations. In addition, the 2000 Plan permits the Committee to cash out all or any portion of any option by paying the options, in cash or shares of Common Stock, the difference between the fair market value of the shares covered by the option and the exercise price.

      Stock Appreciation Rights (SARs). SARs may also be granted either independently or in combination with underlying stock options. Each SAR will entitle the holder upon exercise to receive the excess of the fair market value of a share of Common Stock at the time of exercise over the fair market value of a share of Common Stock on the date of grant of the SAR. A limited SAR is exercisable upon a Change of Control and entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the higher of (x) the highest sales price of a share of Common Stock as reported on the New York Stock Exchange composite tape during the 60-day period prior to and including the date of the Change of Control, or (y) the highest price per share paid in a Change of Control transaction, except that in the case of a SAR related to an ISO, such price shall be based only on the fair market value of a share of Common Stock on the date the ISO is exercised. At the discretion of the Committee, all or part of the payment in respect of a SAR may be in cash, shares of Common Stock or a combination thereof. The original version of the 2000 Plan does not provide for the award of SARs.

      Common Stock and Restricted Stock. The Committee may also authorize the award of shares of Common Stock and/or restricted Common Stock. The restricted stock would vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement. Restricted stock awards may be subject to forfeiture if, for example, the recipient's employment terminates before the award vests. During the period of restriction, holders of restricted stock will have voting rights and the right to receive dividends on their shares.

      Phantom Stock. The Committee may also award shares of phantom stock by means of a bookkeeping entry by which an account is credited (but not funded) as though shares of Common Stock had been transferred to such account. The award may entitle the recipient to receive, upon satisfaction of such terms and conditions as prescribed by the Committee, cash, shares of Common Stock or a combination of both. The original version of the 2000 Plan does not provide for the award of phantom stock.

Change of Control Provisions

      The 2000 Plan provides that in the event of a "Change of Control" (as defined in the 2000 Plan), unless otherwise provided by the Committee in a grant or award agreement, all outstanding stock options, and now SARs and phantom stock will become fully exercisable and the restrictions applicable to outstanding restricted stock will lapse. The Committee may also provide that under such circumstances holders of restricted stock may elect to receive, in exchange for shares that were restricted stock, a cash payment equal to the fair market value of the shares surrendered.

Federal Income Tax Consequences

      The principal federal tax consequences to participants and to the Company of grants and awards under the 2000 Plan are summarized below.

      Non-Qualified Stock Options. Non-qualified stock options granted under the 2000 Plan are not taxable to an optionee at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the optionee recognizes this income.

      Incentive Stock Options. An employee will generally not recognize income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the option was granted until three months before the date of exercise; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

      In contrast, if an employee exercises an ISO but does not satisfy the holding period requirements with respect to the Common Stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long or short term capital gain (as applicable). If, however, the fair market value of the Common Stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

      Stock Appreciation Rights. There are no immediate federal income tax consequences to an employee when a SAR is granted. Instead, the employee realizes ordinary income upon exercise of an SAR in an amount equal to the cash and/or the fair market value (on the date of exercise) of the shares of Common Stock received. The Company will be entitled to deduct the same amount as a business expense at the time.

      Restricted Stock. The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will not be includable in the participant's gross income until such time as the stock is no longer subject to a substantial risk of forfeiture or becomes transferable. The employee may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

      Phantom Stock. A participant generally will not recognize taxable income upon the award of shares of phantom stock. The participant, however, will recognize ordinary income when the participant receives payment of cash and/or shares of Common Stock for the phantom stock. The amount included in the participant's income will equal the amount of cash and the fair market value of the shares of Common Stock received. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to phantom stock.

      Common Stock/Cash Payments. The fair market value of any shares of Common Stock awarded to a participant and any cash payments a participant receives in connection with other awards under the 2000 Plan or as dividends on restricted stock are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount (other than dividends) that the participant includes as income as a business expense in the year the participant recognizes such income.

      Section 162(m) of the Internal Revenue Code places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that grants of options and SARs under the 2000 Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 2000 Plan, as amended and restated, is approved by the shareholders.

      State tax consequences may in some cases differ from those described above. Grants and awards under the 2000 Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

      The 2000 Plan was effective as of June 1, 2000 and will expire on May 31, 2005, unless terminated earlier by the Board of Directors. The 2000 Plan, as amended and restated, will expire on May 31, 2010. Grants and awards issued before the 2000 Plan expires or is terminated may extend beyond the expiration or termination date.

      The Board of Directors may amend the 2000 Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under any applicable law, rule or regulation. Except for adjustments that result from events that affect the Company's capitalization, the 2000 Plan prohibits any repricing of options without shareholder approval. In any calendar year, no individual may receive awards under the 2000 Plan, as amended and restated, that cover more than 200,000 shares of the Company's Common Stock.

Vote Required

      If a quorum exists at the Meeting, the 2000 Plan, as amended and restated, will be approved if a majority of the votes cast on this proposal vote in favor of it. Abstentions will be included in determining the number of votes cast, but Broker Shares that are not voted on this proposal will not be included.

      The Board of Directors recommends that the shareholders vote FOR Proposal Three.


                                AUDIT INFORMATION

      The firm of Ernst & Young LLP has audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2002 and 2001. The following information is furnished with respect to fees billed and expected to be billed for professional services rendered to the Company by Ernst & Young LLP for the 2002 and 2001 fiscal years.

Audit Fees

      The aggregate amounts of fees billed or expected to be billed to the Company by Ernst & Young LLP for audit services rendered for the fiscal years ended December 31, 2002 and 2001 were $625,000 and $273,000, respectively.

      These audit services include audits of the Company's annual financial statements, reviews of the Company's interim financial statements, statutory audits, the issuance of comfort letters for securities offerings in 2002 and consents and reviews of certain SEC registration statements.

Audit-Related Fees

      The aggregate amounts of fees billed to the Company by Ernst & Young LLP for audit-related services rendered for the fiscal years ended December 31, 2002 and 2001 were $190,000 and $33,000, respectively.

      These audit-related fees include employee benefit plan audits, due diligence related to agency acquisitions and accounting consultations.

Tax Fees

      The aggregate amounts of fees billed to the Company by Ernst & Young LLP for tax services for the fiscal years ended December 31, 2002 and 2001 were $192,000 and $42,000, respectively.

      These tax fees include amounts related to tax compliance and planning services.

All Other Fees

      The aggregate amounts of fees billed to the Company by Ernst & Young LLP for all other services rendered to the Company for the fiscal years ended December 31, 2002 and 2001 were $0 and $16,000, respectively.


                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003. Representatives of Ernst & Young LLP will be present at the Meeting, will be available to respond to appropriate questions from shareholders and may make a statement if they so desire.

                             AUDIT COMMITTEE REPORT

      Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

      In this  context,  the Audit  Committee  has  reviewed and  discussed  the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.


                                         AUDIT COMMITTEE
                                           Theodore L. Chandler, Jr., Chairman
                                           J.S.M. French
                                           Anthony F. Markel
                                           Julious P. Smith, Jr.


                        PROPOSALS FOR 2004 ANNUAL MEETING

     Under the regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 2004 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Corporate Secretary of the Company, whose address is 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060, no later than December 9, 2003, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company anticipates holding the 2004 Annual Meeting of Shareholders on May 5, 2004.

     The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. Under the Bylaws, which the Company has amended effective as of May 6, 2003, for a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by the Corporate Secretary of the Company not less than 120 days and not more than 150 days before the first anniversary of the date of the Company's proxy statement in connection with the last annual meeting of shareholders (or no later than 90 days before the date of the meeting if there was no meeting in the prior year). For the 2004 Annual Meeting of Shareholders, the Company must receive such notice no later than December 9, 2003, and no earlier than November 9, 2003. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Corporate Secretary of the Company.

                                 ANNUAL REPORTS

     The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K for 2002 filed with the Commission, excluding exhibits, can be obtained without charge by writing to the Corporate Secretary, 4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia 23060. Copies of the 2002 Form 10-K and other filings that the Company makes with the Commission are also available on its internet website at www.hrh.com.

                                                                       Exhibit A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        HILB, ROGAL AND HAMILTON COMPANY


                                    ARTICLE I

         The name of the Corporation is Hilb, Rogal and Hamilton Company.

                                   ARTICLE II

         The purpose for which the Corporation is organized is to transact any lawful business not required to be specifically stated in the Articles of Incorporation.

                                   ARTICLE III

         The Corporation shall have authority to issue one hundred million (100,000,000) shares of Common Stock, without par value.

         Subject to the provisions of law, the holders of shares of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

         In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full for all debts and other liabilities of the Corporation, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares of Common Stock at the time outstanding.

         The holders of Common Stock shall be entitled to one vote per share on all matters as to which a shareholder vote is taken.

                                   ARTICLE IV

         No holder of capital stock of the Corporation of any class, now or hereafter authorized, shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of the Corporation, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

                                    ARTICLE V

         The number of directors shall be fixed by the Bylaws or, in the absence of a Bylaw fixing the number, the number shall be three. The number of directors shall be divided into three classes, each class to be as nearly equal in number as practicable. The term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, the term of office of directors of the second class shall expire at the second annual meeting of shareholders after their election, and the term of office of directors of the third class shall expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after the classification, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If the office of any director shall become vacant, the directors, at the time in office, whether or not a quorum, may, by majority vote of the directors then in office, choose a successor who shall hold office until the next annual meeting of shareholders. In such event, the successor elected by the shareholders at that annual meeting shall hold office for a term that shall coincide with the remaining term of the class of directors to which that person has been elected. Vacancies resulting from an increase in the number of directors shall be filled in the same manner and the class of directors to which each person has been elected shall be designated.

                                   ARTICLE VI

     1. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages.

     2. To the full extent permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he or she is or was such a director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or nonprofit enterprise, against any and all liabilities and expenses as are incurred in the proceeding except such liabilities and expenses as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him or her to repay the same if it is ultimately determined that he or she is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his or her ability to make repayment.

     3. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this
Article VI who was or is a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or nonprofit enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

     4. The Corporation may purchase and maintain insurance for the payment of the whole or any portion of the liability assumed by it in accordance with this
Article VI and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other profit or nonprofit enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him or her against such liability under the provisions of this Article VI.

     5. In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

     6. The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article VI shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

     7. Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

                                   ARTICLE VII

         Except as otherwise required by the Virginia Stock Corporation Act, by the Articles of Incorporation, or by the Board of Directors acting pursuant to subsection C of Section 13.1-707 of the Virginia Stock Corporation Act or any successor provision, the vote required to approve an amendment or restatement of these Articles of Incorporation, other than an amendment or restatement that amends or affects the shareholder vote required by the Virginia Stock Corporation Act to approve a merger, share exchange, sale of all or substantially all of the Corporation's property or the dissolution of the Corporation, shall be a majority of all votes entitled to be cast by each voting group entitled to vote on the amendment or restatement.

                                                                       Exhibit B

                        HILB, ROGAL AND HAMILTON COMPANY
                            2000 STOCK INCENTIVE PLAN

                   (as amended and restated February 11, 2003)

                                    Article I

                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

         1.01     Affiliate means any   "subsidiary   corporation"   or  "parent
corporation" (within the meaning of Section 424 of the Code) of the Company.

         1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.

         1.03 Award means an award of Common Stock, Restricted Stock and/or Phantom Stock.

         1.04     Board means the Board of Directors of the Company.

         1.05     Change of Control means

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (a) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company,
                  (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this
                  Section 1.05; or

                  (ii) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                  (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  Notwithstanding the foregoing, for purposes of subsection (i) of this Section 1.05, a Change of Control shall not be deemed to have taken place if, as a result of an acquisition by the Company which reduces the Outstanding Company Common Stock or the Outstanding Company Voting Securities, the beneficial ownership of a Person increases to 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities by reason of share purchases by the Company and, after such share purchases by the Company, such Person becomes the beneficial owner of any additional shares of the Outstanding Company Common Stock or the Outstanding Company Voting Stock through any means except an acquisition directly from the Company, for purposes of subsection (i) of this
                  Section 1.05, a Change of Control shall be deemed to have taken place.

         1.06 Change of Control Date is the date on which an event described in (i) through (iv) of Section 1.05 occurs.

         1.07 Code means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

         1.08 Commission means the Securities and Exchange Commission or any successor agency.

         1.09     Committee means the Compensation Committee of the Board.

         1.10     Common Stock means the Common Stock of the Company.

         1.11     Company means Hilb, Rogal and Hamilton Company.

         1.12 Disability, with respect to a Participant, means "'disability" as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

         1.13 Effective Date means the date on which this Plan is approved by the shareholders of the Company.

         1.14 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         1.15 Fair Market Value means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

         1.16     Grant means the grant of an Option or a SAR, or both.

         1.17 Incentive Stock Option means an Option which qualifies and is intended to qualify as an "incentive stock option" under Section 422 of the Code.

         1.18 Initial Value means, with respect to a SAR, the Fair Market Value of one share of Common Stock on the date of grant, as set forth in an Agreement.

         1.19 Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

         1.20 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price and on the conditions set forth in an Agreement.

         1.21 Option Price means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

         1.22 Participant means an officer, director or employee of the Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant or an Award.

         1.23 Phantom Stock means a bookkeeping entry on behalf of a Participant by which his or her account is credited (but not funded) as though Common Stock had been transferred to such account.

         1.24 Plan means the Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, as amended from time to time.

         1.25 Prior Plan means the Hilb, Rogal and Hamilton Company 1989 Stock Plan.

         1.26 Restricted Stock means shares of Common Stock awarded to a Participant under Article IX and designated as Restricted Stock. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risk of forfeiture.

         1.27 Rule 16b-3 means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time, or any successor rule.

         1.28 SAR means a stock appreciation right granted pursuant to this Plan that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value at the time of exercise over the Initial Value of the SAR; provided, that any limited stock appreciation right granted by the Committee and exercisable upon a Change of Control shall entitle the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the higher of (x) the highest closing sales price (excluding after-hours trading) of a share of Common Stock as reported on the New York Stock Exchange composite tape during the 60-day period prior to and including the Change of Control Date, or
(y) the highest price per share paid in a Change of Control transaction, over the Initial Value of such SAR, except that in the case of SARs related to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is exercised.

         1.29     Securities Broker  means the  registered   securities   broker
acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 8.04 hereof.

         1.30     Subsidiary   means,   with  respect  to  any  corporation,   a
"subsidiary corporation" of that corporation within the meaning of Code Section 424(f).

                                   Article II

                                    PURPOSES

         The Plan is intended to assist the Company in recruiting and retaining officers, directors and key employees with ability and initiative by enabling such persons who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Common Stock, Restricted Stock and Phantom Stock, and the grant of Options, qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at the time of grant, and SARs. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

                                   Article III

                                 ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have authority to issue Grants and Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants and Awards may include conditions (in addition to those contained in this Plan) on (i) the exercisability of all or any part of an Option or SAR and (ii) the transferability or forfeitability of Restricted Stock or Phantom Stock. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. To fulfill the purposes of the Plan without amending the Plan, the Committee may also modify any Grants or Awards issued to Participants who are nonresident aliens or employed outside of the United States to recognize differences in local law, tax policy or custom.

         The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.

                                   Article IV

                                   ELIGIBILITY

         4.01 General. Any officer, director or employee of the Company or of any Company Affiliate (including any corporation that becomes an Affiliate of the Company after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary of the Company may receive one or more Awards or Grants, or any combination or type thereof. Employee and non-employee directors of the Company are eligible to participate in this Plan.

         4.02 Grants and Awards. The Committee will designate the individuals to whom Grants and/or Awards are to be made and will specify the number of shares of Common Stock subject to each such Grant or Award. An Option may be granted alone or in addition to other Grants and/or Awards under the Plan. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options to any Participant (in each case with or without a related SAR); provided, however, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. A SAR may be granted with or without a related Option. All Grants or Awards under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may determine. No Participant may be granted Options that are Incentive Stock Options or related SARs (under all plans of the Company and its Affiliates which provide for the grant of Incentive Stock Options) which are first exercisable in any calendar year for Common Stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000 or such other amount as shall be specified in Code Section 422 and the rules and regulations thereunder from time to time. No Participant may receive Grants or Awards under the Plan with respect to more than 200,000 shares of Common Stock during any one calendar year.

         4.03 Designation of Option as an Incentive Stock Option or Non-Qualified Stock Option. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such Option shall be treated as a Non-Qualified Stock Option.

         4.04 Qualification of Incentive Stock Option under Section 422 of the Code. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant so affected, to disqualify any Incentive Stock Option under such Section 422. No Option that is intended to be an Incentive Stock Option however, shall be invalid for failure to qualify as an Incentive
Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

                                    Article V

                              STOCK SUBJECT TO PLAN

         5.01 Maximum Number of Shares to be Issued. Subject to the adjustment provisions of Article XI and the provisions of (a) through (c) of this Article V, up to 4,400,000 shares of Common Stock may be issued under the Plan. In addition to such authorization, the following shares of Common Stock may be issued under the Plan:

                  (a) Shares of Common Stock that are forfeited under the Prior Plan, and shares of Common Stock that are not issued under the Prior Plan because of (i) the cancellation, termination or expiration of Grants and Awards, and/or (ii) other similar events under the Prior Plan, shall be available for issuance under this Plan.

                  (b) If a Participant tenders, or has withheld, shares of Common Stock in payment of all or part of the Option Price under an Option granted under the Plan or the Prior Plan, or in satisfaction of withholding tax obligations thereunder, the shares of Common Stock so tendered by the Participant or so withheld shall become available for issuance under the Plan.

                  (c) Shares of Common Stock that are forfeited under the Plan, and shares of Common Stock that are not issued under the Plan because of (i) a payment of cash in lieu of shares of Common Stock, (ii) the cancellation, termination or expiration of Grants and Awards, and/or (iii) other similar events under the Plan, shall be available for issuance under this Plan.

         Notwithstanding (a) above, any shares of Common Stock that are authorized to be issued under the Prior Plan but that are not issued or covered by Grants or Awards under the Prior Plan, shall not be available for issuance under this Plan.

         Subject to the adjustment provisions of Article XI, not more than 1,100,000 shares of Common Stock shall be issued under Awards of Common Stock, Restricted Stock and/or Phantom Stock.

         Subject to the foregoing provisions of this Section 5.01, if a Grant or an Award may be paid only in shares of Common Stock, or in either cash or shares of Common Stock, the shares of Common Stock shall be deemed to be issued hereunder only when and to the extent that payment is actually made in shares of Common Stock. However, the Committee may authorize a cash payment under a Grant or an Award in lieu of shares of Common Stock if there are insufficient shares of Common Stock available for issuance under the Plan.

         5.02     Independent   SARs.   Upon  the  exercise  of  a  SAR  granted
independently of an Option, the Company may deliver to the Participant authorized but previously unissued Common Stock, cash, or a combination thereof as provided in Section 8.06. The maximum aggregate number of shares of Common Stock that may be issued pursuant to SARs that are granted independently of Options is subject to the provisions of Section 5.01 hereof.

                                   Article VI

                                  OPTION PRICE

         The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee on the date of grant; provided, however, that the price per share shall not be less than the Fair Market Value on such date. Notwithstanding the foregoing, if an Incentive Stock Option is granted to a Participant who, at the time of the Grant, is a 10% shareholder as determined under Section 422 of the Code, then the Option Price shall be not less than 110% of the Fair Market Value on the date of Grant.

                                   Article VII

                          EXERCISE OF OPTIONS AND SARS

         7.01 Maximum Option Period or SAR Period. The period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant; provided, however, that an Option or SAR shall not be exercisable after the expiration of 10 years (or 5 years in the case of an Incentive Stock Option granted to a 10% shareholder as determined under Section 422 of the Code) from the date the Option or SAR was granted. The date upon which any Option or SAR granted by the Committee becomes exercisable may be accelerated by the Committee in its discretion. Subject to the terms hereof, the term of exercisability for any Option or SAR granted by the Committee may be extended by the Committee and may be made contingent upon the continued employment of the Participant by the Company or Affiliate.

         7.02 Transferability of Options and SARs. Non-Qualified Stock Options and SARs may be transferable by a Participant and exercisable by a person other than a Participant, but only to the extent specifically provided in an Option or SAR Agreement. Incentive Stock Options and any related SARs, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         7.03 Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary Disability, or other reasons shall not be deemed interruptions of continuous employment.

                                  Article VIII

                               METHOD OF EXERCISE

         8.01 Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement and such other requirements as the Committee shall determine; provided, however, that a SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the Option Price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. Such partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan with respect to remaining shares subject to the Option or SAR. The exercise of an Option or SAR shall result in the termination of any related Option or SAR to the extent of the number of shares with respect to which the Option or SAR is exercised.

         8.02 Payment. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price (and any applicable withholding taxes) may be made by surrendering (by either actual delivery or attestation) already owned shares of Common Stock to the Company or by the Company withholding shares of Common Stock from the Participant upon exercise, provided the shares surrendered or withheld have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof and any such withholding taxes. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

         8.03 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option or SAR until the date he or she exercises such Option or SAR.

         8.04 Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith. The Committee may permit a Participant to elect to pay any applicable withholding taxes by requesting that the Company withhold the number of shares of Common Stock equivalent at current Fair Market Value to the withholding taxes due.

         8.05 Cashing Out of Option. The Committee may elect to cash out all or part of the portion of any Option to be exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is the subject of the portion of the Option to be exercised over the Option Price times the number of shares of Common Stock subject to the portion of the Option to be exercised on the effective date of such cash out.

         8.06 Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional shares shall be delivered upon the exercise of a SAR but a cash payment will be made in lieu thereof.


                                   Article IX

                        COMMON STOCK AND RESTRICTED STOCK

         9.01 Award. In accordance with the provisions of Article IV, the Committee will designate the individuals to whom an Award of Common Stock and/or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such Award or Awards.

         9.02 Vesting. In the case of Restricted Stock, on the date of the Award, the Committee may prescribe that the Participant's rights in the Restricted Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time as is set forth in the Agreement. Subject to the provisions of Article XII hereof, the Committee may award Common Stock to a Participant which is not forfeitable and is free of any restrictions on transferability.

         9.03 Shareholder Rights. Prior to their forfeiture in accordance with the terms of the Agreement and while the shares are Restricted Stock, a Participant will have all rights of a shareholder with respect to Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and
(iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock.

                                    Article X

                                  PHANTOM STOCK

         10.01 Award. Pursuant to this Plan or an Agreement establishing additional terms and conditions, the Committee may designate employees to whom Awards of Phantom Stock may be made and will specify the number of shares of Common Stock covered by the Award.

         10.02 Vesting. On the date of the Award, the Committee may prescribe that the Participant's right to receive payment for Phantom Stock shall be forfeitable or otherwise restricted in any manner in the discretion of the Committee for such period of time set forth in the Agreement.

         10.03 Shareholder Rights. A Participant for whom Phantom Stock has been credited shall have none of the rights of a shareholder with respect to such Phantom Stock. However, an Agreement for the use of Phantom Stock may provide for the crediting of a Participant's Phantom Stock account with cash or stock dividends declared with respect to Common Stock represented by such Phantom Stock.

         10.04 Payment. At the Committee's discretion, the amount payable to a Participant for Phantom Stock credited to his or her account shall be made in cash, Common Stock or a combination of cash and Common Stock.

         10.05 Transferability of Phantom Stock. Phantom Stock may be transferable by a Participant, but only to the extent specifically provided in the Agreement. No right or interest of a Participant in any Phantom Stock shall be subject to any lien, obligation or liability of such Participant.


                                   Article XI

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants and Awards may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required, provided that the number of shares subject to any Grant or Award shall always be a whole number. Any determination made under this Article XI by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant or Award.

                                   Article XII

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the

Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  Article XIII

                               GENERAL PROVISIONS

         13.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         13.02 Unfunded Plan. The Plan, insofar as it provides for a Grant or an Award of Phantom Stock, is not required to be funded, and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an Award of Phantom Stock under this Plan.

         13.03 Change of Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

                  (a) Unless otherwise provided by the Committee in an Agreement, any outstanding Option or SAR (including any limited SAR) or Phantom Stock which is not presently exercisable and vested as of a Change of Control Date shall become fully exercisable and vested to the full extent of the original Grant upon such Change of Control Date.

                  (b) Unless otherwise provided by the Committee in an Agreement, the restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested, nonforfeitable and transferable to the full extent of the original Award. The Committee may also provide in an Agreement that a Participant may elect, by written notice to the Company within 60 days after a Change of Control Date, to receive, in exchange for shares that were Restricted Stock immediately before the Change of Control Date, a cash payment equal to the Fair Market Value of the shares surrendered on the last business day the Common Stock is traded on the New York Stock Exchange prior to receipt by the Company of such written notice.

                  (c) The Committee may, in its complete discretion, cause the acceleration or release of any and all restrictions or conditions related to a Grant or Award, in such manner, in the case of officers and directors of the Company who are subject to Section 16(b) of the Exchange Act, as to conform to the provisions of Rule 16b-3.

         13.04 Rules of Construction. Headings are given to the articles and sections of this Plan solely for ease of reference and are not to be considered in construing the terms and conditions of the Plan. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         13.05 Rule 16b-3 Requirements. Notwithstanding any other provisions of the Plan, the Committee may impose such conditions on any Grant or Award, and the Board may amend the Plan in any such respects, as they may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act shall comply with any applicable conditions of Rule 16b-3; and (b) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.

         13.06 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Common Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules, or regulations. No termination, amendment, or modification of the Plan, other than pursuant to Section 13.05 herein, shall in any manner adversely affect any Grant or Award theretofore issued under the Plan, without the written consent of the Participant. The Committee may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, but no such amendment shall impair the rights of any Participant without the Participant's written consent except an amendment provided for or contemplated in the terms of the Grant or Award, an amendment made to cause the Plan, or Grant or Award, to qualify for the exemption provided by Rule 16b-3, or an amendment to make an adjustment under Article XI. Except as provided in Article XI, the Option Price of any outstanding Option may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is approved by the shareholders of the Company.

         13.07 Governing Law. The validity, construction and effect of the Plan and any actions taken or related to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

         13.08 Successors and Assigns. All obligations of the Company under the Plan, with respect to Grants and Awards issued hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding on all successors and permitted assigns of a Participant, including, but not limited to, the estate of such Participant and the executor, administrator or trustee of such estate, and the guardians or legal representative of the Participant.

         13.09 Effect on Prior Plan and Other Compensation Arrangements. The adoption of this Plan shall have no effect on Grants and Awards made pursuant to the Prior Plan and the Company's other compensation arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation plans or arrangements for its officers, directors or employees.

         13.10 Duration of Plan. No Grant or Award may be made under this Plan after May 31, 2010.

         13.11 Grants Prior to Effective Date. Options may be granted under this Plan, upon its adoption by the Board, provided that no Option will be effective unless and until this Plan is approved by the holders of a majority of the shares of the Company's outstanding voting stock present in person, or represented by proxy, and entitled to vote at a duly held meeting of the shareholders. No Option granted prior to the Effective Date may be exercised before the requisite shareholder approval is obtained.

                     [FORM OF PROXY AND VOTING INSTRUCTION]

PROXY

                        HILB, ROGAL AND HAMILTON COMPANY

           This Proxy is Solicited on Behalf of the Board of Directors


The shareholder shown on the reverse side hereby appoints Timothy J. Korman and Walter L. Smith, and each or either of them, proxy for said shareholder, with power of substitution, to vote all the shares of Common Stock of Hilb, Rogal and Hamilton Company held of record by said shareholder as of March 14, 2003 at the Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on May 6, 2003, at 10:00 a.m. eastern time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

                           (Continued on reverse side)

           Please fold and detach card at perforation before mailing.

   -------------------------------------------------------------------------

                 -----------------------------------------

                     HILB, ROGAL AND HAMILTON COMPANY                               Please mark your votes as
                 -----------------------------------------                        indicated in this example    |X|

                               COMMON STOCK


ITEM 1.    ELECTION OF DIRECTORS
                                         Nominees:                           Please  disregard if you have previously
FOR all nominees        WITHHOLD         (01)  Robert W. Fiondella           provided your consent decision.
listed at right         AUTHORITY to     (02)  Thomas A. Golub
except as marked to     vote for all     (03)  Robert H. Hilb                By checking the box to the right,    |_|
the contrary            nominees         (04)  Julious P. Smith, Jr.         I consent to future  delivery  of annual
                        listed at right  (05)  Martin L. Vaughan, III        reports, proxy statements,  prospectuses
                                                                             and  other   materials  and  shareholder
        |_|                   |_|        INSTRUCTIONS:   To    withhold      communications  electronically  via  the
                                         authority  to  vote  for   any      Internet  at a  webpage  which  will  be
                                         individual nominee, write each      disclosed  to  me.  I   understand   the
                                         such   nominee's  name in  the      Company   may   no   longer   distribute
                                         following space:                    printed   materials   to  me  from   any
                                                                             future  shareholder  meeting  until such
                                                                             consent is revoked.  I understand that I
                                         ------------------------------      may revoke  my  consent  at any  time by
                                                                             contacting the Company's transfer agent,
ITEM 2.  APPROVAL OF AMENDED AND RESTATED                                    Mellon Investor Services LLC, Ridgefield
         ARTICLES OF INCORPORATION                                           Park,  NJ   and   that  costs   normally
                                                                             associated  with  electronic   delivery,
                                                                             such as  usage and  telephone charges as
        FOR                   AGAINST          ABSTAIN                       well  as   any  costs  I  may  incur  in
        |_|                     |_|              |_|                         printing    documents,   will   be    my
                                                                             responsibility.

ITEM 3. APPROVAL OF AMENDMENT AND  RESTATEMENT OF 2000 STOCK INCENTIVE PLAN

        FOR                   AGAINST          ABSTAIN
        |_|                     |_|              |_|


CONTROL NUMBER:

RECORD DATE
SHARES:

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)                             Signature(s)                            Date
            ----------------------------             --------------------------       -------------------------------
Please sign exactly as name appears. When shares are held by joint tenants, both should  sign.  When  signing as attorney,  executor,  administrator,  trustee or guardian,  please  give full title of such.  If a  corporation, please  sign in corporation's name by President or other authorized  officer.  If a partnership, please sign in partnership's name by authorized person.

----------------------------------------------------------------------------------------------------------------------
           Please fold and detach card at perforation before mailing.

                  [Internet and Telephone Voting Instructions]


VOTING INSTRUCTION

                        HILB, ROGAL AND HAMILTON COMPANY

                     TO TRUSTEE, HRH RETIREMENT SAVINGS PLAN

    This Voting Instruction is Solicited on Behalf of the Board of Directors


Pursuant to Section 12.9 of the HRH Retirement Savings Plan of Hilb, Rogal and Hamilton Company, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Hilb, Rogal and Hamilton Company credited to the undersigned Participant's Account as of March 14, 2003 at the Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company to be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on May 6, 2003, at 10:00 a.m. eastern time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF HILB, ROGAL AND HAMILTON COMPANY COMMON STOCK CREDITED TO YOUR ACCOUNT WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS.

                           (Continued on reverse side)

           Please fold and detach card at perforation before mailing.

   -----------------------------------------------------------------------


                 -----------------------------------------

                     HILB, ROGAL AND HAMILTON COMPANY                               Please mark your votes as
                 -----------------------------------------                        indicated in this example    |X|

                   TO TRUSTEE, HRH RETIREMENT SAVINGS PLAN

This Voting  Instruction,  when properly  executed,  will be voted in the manner directed by the undersigned shareholder.
ITEM 1.       ELECTION OF DIRECTORS
                                                                                Nominees:
   FOR all nominees listed at right       WITHHOLD AUTHORITY to vote for all    (01)  Robert W. Fiondella
   except as marked to the contrary            nominees listed at right         (02)  Thomas A. Golub
                                                                                (03)  Robert H. Hilb
                  |_|                                     |_|                   (04)  Julious P. Smith, Jr.
                                                                                (05)  Martin L. Vaughan, III

                                                                                INSTRUCTIONS:  To withhold authority to
                                                                                vote for any individual nominee,  write
                                                                                each   such   nominee's   name  in  the
                                                                                following space:


                                                                                ---------------------------------------
ITEM 2.       APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                  FOR                                    AGAINST                                 ABSTAIN
                  |_|                                      |_|                                     |_|

ITEM 3.       APPROVAL OF AMENDMENT AND RESTATEMENT OF 2000 STOCK INCENTIVE PLAN

                  FOR                                    AGAINST                                 ABSTAIN
                  |_|                                      |_|                                     |_|


RECORD DATE SHARES:

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTION  PROMPTLY USING THE ENCLOSED ENVELOPE.  PLEASE SIGN EXACTLY
AS NAME APPEARS.


Signature(s)                                                    Date
            ----------------------------------------------          --------------------

                  [Internet and Telephone Voting Instructions]
